Exhibit 10(69)
AMERICAN INTERNATIONAL GROUP, INC.
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNITS AWARD AGREEMENT
          This award agreement (this “Award Agreement”) sets forth the terms and conditions of an award (this “Award”) of $___in deferred stock units (“DSUs”) granted to you under the American International Group, Inc. Amended and Restated 2007 Stock Incentive Plan (as amended and restated from time to time, the “Plan”).
          1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement which are not defined in this Award Agreement have the meanings as used or defined in the Plan.
          2. Award. The number of DSUs set forth on the signature page of this Award Agreement are subject to this Award. Each DSU constitutes an unfunded and unsecured promise of AIG to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (a “Share” or “Shares” as the context requires) (or securities or other property equal to the Fair Market Value thereof) on the Payment Date as provided herein. Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder of AIG. In the event the calculation of the number of DSUs subject to this Award Agreement results in fractional shares, the number of Shares shall be rounded down to the next whole Share. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT.
          3. Payout.
          (a) In General. Except as provided below in this Paragraph 3 and Paragraph 8, the Shares underlying the DSUs shall be paid, on or promptly after the last Trading Day of the month in which you cease to provide services to the Company (the “Payment Date”), but no later than 90 days after you cease to provide services to the Company. Subject to the Plan, AIG may deliver securities or other property based on the Fair Market Value in lieu of all or any portion of the Shares otherwise deliverable on the Payment Date. You shall be the beneficial owner of any Shares at the close of business on the Payment Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is on or after the close of business on the Payment Date. “Trading Day” means a day on which the Common Stock trades in the regular way on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
          (b) Death. Notwithstanding any other term or provision of this Award Agreement, if you die prior to the Payment Date, the Shares (or securities or other property in lieu of all or any portion thereof) corresponding to your outstanding DSUs shall be paid to the representative of your estate promptly after your death (but no later than 90 days after your death).
          (c) Delay of Payment. The Board may, in its sole discretion, determine to defer payment of DSUs or permit you to elect to defer payment of DSUs, in each case in a manner that conforms to the requirements of Section 409(a)(4) of the Code.
          4. Dividend Equivalent Rights. On the last day of each calendar quarter before the payout of Shares (or securities or other property in lieu thereof) pursuant to this Award Agreement, you shall be paid an amount in cash equal to any regular cash dividend payment that would have been distributed during such quarter in respect of the Shares (or securities or other property in lieu thereof) not yet delivered.
          5. Non-transferability. Except as may otherwise be provided in this Paragraph or as otherwise may be provided by the Board, the limitations set forth in Section 3.5 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 5 shall be void. The Board may adopt procedures pursuant to which you may transfer some or all of your DSUs through a gift for no consideration to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, and any other entity in which these persons (or the recipient) own more than 50% of the voting interests.
          6. Withholding, Consents and Legends.
          (a) The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes in accordance with Section 3.2 of the Plan.
          (b) Your rights in respect of the DSUs are conditioned on the receipt to the full satisfaction of the Board of any required consents (as defined in Section 3.3 of the Plan) that the Board may determine to be necessary or advisable; provided that if such Consent has not been so effected or obtained as of the latest date provided by this Award Agreement for the delivery of Shares (or securities or other property) in respect of any DSUs and further delay of delivery is not permitted in accordance with the requirements of Section 409A, such DSUs will be forfeited and terminate notwithstanding any prior vesting.
          (c) AIG may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Board determines to be necessary or advisable. AIG may advise the transfer agent to place a stop order against any legended Shares.
          7. Section 409A.
          (a) DSUs awarded under this Award Agreement are intended to be “deferred compensation” subject to Section 409A of the Internal Revenue Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance (“Section 409A”), and this Award Agreement is intended to, and shall be interpreted, administered and construed to, comply with Section 409A with respect to the DSUs. The Board shall have full authority to give effect to the intent of this Paragraph 7(a). To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of this Award Agreement and the provisions of the Plan, the Plan shall govern.
          (b) Without limiting the generality of Paragraph 7(a), (i) references to your ceasing to provide services to the Company with respect to the DSUs shall mean your separation from service with the Company within the meaning of Section 409A (which, unless inconsistent with the foregoing, will mean your ceasing to be a director of the Board), and (ii) the right to payment of dividend equivalents pursuant to Paragraph 4 shall be treated separately from the right to payment of the Shares underlying the DSUs for all purposes of Section 409A.
          (c) Any payment to be made under the DSUs in connection with termination of your Employment (and any other payment under the Plan) that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after termination of your Employment (or earlier death) in accordance with the requirements of Section 409A.
          (d) To the extent necessary to comply with Paragraph 7(a), any securities or other property that the Company may deliver in respect of the DSUs shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with Paragraph 3(c)).
          (e) Each payment under the DSUs shall be treated as a separate payment for purposes of Section 409A.
          8. Successors and Assigns of AIG. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of AIG and its successors and assigns.
          9. Amendment. The Board reserves the right at any time to amend the terms and conditions set forth in this Award Agreement in any respect in accordance with Section 1.3 of the Plan, and the Board may amend the Plan in any respect in accordance with Section 3.1 of the Plan. Notwithstanding the foregoing and Sections 1.3.1 and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent (or the consent of your estate, if such consent is obtained after your death), and the Board may not accelerate or postpone the payout of the Shares (or securities or other property in lieu of any or all of the Shares) to occur at a time other than the applicable time provided for in this Award Agreement. Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Board or any other person or persons authorized by the Board.

          10. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
          11. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

          IN WITNESS WHEREOF, AIG and you have caused this Award Agreement to be duly executed and delivered.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

Recipient:

Number of DSUs:

Date:

Accepted and Agreed:

By: